UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 17, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 (Results of Operations and Financial Condition) and 8.01 (Other Events).

Certain Unaudited Consolidated Results for Fourth Quarter

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), today released preliminary unaudited ranges for certain consolidated financial results for the quarter ended December 31, 2017 as follows:

Preliminary Unaudited Range of Results for Three Months Ended December 31, 2017 (dollars in millions)
Operating Revenues	$328 - $330
Contract Drilling Services Costs (total)	$152 - $154
General and Administrative	$21 - $23
Capital Expenditures (total)	$35 - $37

Operating revenues for the period ended December 31, 2017, include a one-time approximately $25 million payment from Royal Dutch Shell plc for the contractual period from April 2015 to April 2017 related to provisions in the Noble Bully II contract that allow us to recover certain cost increases and a one-time approximately $13 million final residual payment from Marathon Oil Co. related to a 2013 settlement of a contractual dispute between Noble and Marathon. General and Administrative expenses were higher in the fourth quarter of 2017 than the previous quarter as a result of higher professional fees during the quarter. Capital expenditures were also higher than the previous quarter as a result of increased capital spending related to the reactivation of a rig that was previously stacked in anticipation of potential upcoming work.

In addition, we expect to report cash and cash equivalents at December 31, 2017 of between $660 million and $662 million, an increase from the $609 million of cash and cash equivalents at September 30, 2017.

The Company expects to take an impairment charge related to rigs and related capital spares for the three months ended December 31, 2017 of between $94 and $96 million.

These preliminary unaudited results, however, are based on management’s internal reporting, and our financial results for the quarterly period ended December 31, 2017 are not yet finalized, and the closing procedures for that quarter are not yet complete. As such, our actual results may be materially different from such preliminary results and you should not place undue reliance on such expectations. In addition, such preliminary results are not necessarily indicative of our results for any future period. No independent public accounting firm has audited or performed any procedures with respect to the preliminary results for the quarterly period ended December 31, 2017, nor have they expressed any opinion or other form of assurance on such information.

U.S. Federal Income Tax Reform

On December 22, 2017, the President of the United States signed into law tax reform legislation (informally known as the Tax Cuts and Jobs Act (the “Act”)) that makes significant changes to various areas of U.S. federal income tax law. Based on its preliminary analysis of the Act, the Company expects that, taken as a whole, the Act will not have a net negative impact on its financial statements or its future operational results (including the operations of NHIL and the Guarantors). In this regard, the Company’s preliminary view is that the Act could result in (i) a financial statement benefit as a result of the revaluation of its current deferred tax liabilities to reflect the reduction in the U.S. corporate tax rate from a maximum rate of 35% to a flat rate of 21%, (ii) a deferral or permanent reduction in the amount of interest that is deductible for U.S. federal income tax purposes after 2017, (iii) a financial statement detriment as a result of a valuation allowance against net operating loss carryovers for tax years after 2017, which allowance relates in part to the elimination of a U.S. federal income tax carryback provision for net operating losses generated after 2017 and could result in a negative effective tax rate for 2018 (but no negative cash tax impact), and (iv) additional U.S. tax on certain deductible payments (including bareboat charter hire) by U.S. subsidiaries to non-U.S. subsidiaries if such payments are subject to reduced rates of U.S. withholding tax under a treaty. However, the Company has not completed its evaluation, and the ultimate impact will be based upon a number of factors, including completion of its consolidated financial statements and completion of its tax returns.

Paragon Offshore has formed and funded a litigation trust as part of its bankruptcy proceedings and the litigation trust has filed claims against us and certain of our officers and directors. In addition, Paragon Offshore has rejected in the bankruptcy proceedings certain separation agreements entered into with us, and as a result, we will be responsible for those liabilities for which we would have otherwise sought indemnification under the separation agreements.

In August 2014, we completed the Spin-off of a majority of our standard specification offshore drilling business through a pro rata distribution of all of the ordinary shares of our wholly-owned subsidiary, Paragon Offshore, to the holders of our ordinary shares. In April 2017, Paragon Offshore filed a bankruptcy plan (the“Plan”). The Plan, which was modified in May 2017, provided for the creation of a litigation trust to which Paragon Offshore transferred its claims against us, including claims of alleged fraudulent conveyance in connection with the Spin-off and the funding of the trust by Paragon Offshore with $10.0 million. The litigation trust is entitled to pursue those claims against us. In June 2017, the revised Plan was approved by the bankruptcy court and Paragon Offshore emerged from bankruptcy on July 18, 2017.

On December 15, 2017, the litigation trust filed claims relating to the Spin-off against us and certain of our current and former officers and directors in the Delaware bankruptcy court that heard Paragon Offshore’s bankruptcy. The complaint alleges claims of alleged actual and constructive fraudulent conveyance, unjust enrichment and recharacterization of intercompany notes as equity claims against Noble and claims of breach of fiduciary duty and aiding and abetting breach of fiduciary duty against the officer and director defendants. If any of the litigation trust’s claims are successful, or if we elect to settle any claims, any damages or other amounts we would be required to or agree to pay could have a material adverse effect on our business, financial condition and results of operations. The litigation is in the very early stages, no schedule has been established, and we are not able to predict when, or if, the matters will go to trial or otherwise be concluded. We may be required to establish reserves on our financial statements in advance of the conclusion of the litigation. Such reserves may be substantial and could have a material adverse effect on our financial condition as presented in such financial statements.

We entered into certain separation agreements with Paragon Offshore at the time of the Spin-off (including the master separation agreement, tax sharing agreement, transition services agreement and transition services agreement relating to our operations offshore Brazil) under which we agreed to indemnify Paragon Offshore for certain liabilities, and Paragon Offshore agreed to indemnify us for certain liabilities. As part of the Plan, Paragon Offshore rejected all of these contracts. Accordingly, we are no longer entitled to seek indemnity from Paragon Offshore under such agreement, and we would be responsible for those liabilities for which we would have otherwise sought indemnification. Such liabilities could have a material adverse effect on our business, financial condition and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2018	Noble Corporation plc, a company registered under the laws of England and Wales

	By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Thomas B Sloan Jr.
Thomas B Sloan Jr.
Vice President and Chief Financial Officer